UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 5.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01 to the extent applicable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On October 19, 2020, Christopher D. Galloway was appointed as the Chief Medical Officer of Diffusion Pharmaceuticals Inc. (the “Company”).

Since August 2018, Dr. Galloway, 49, has served as senior medical director in critical care for La Jolla Pharmaceutical Company (“La Jolla”), where he chaired and oversaw La Jolla’s investigator-initiated and collaborative research programs and supported the commercial and medical teams in connection with the launch of GIAPREZA™(angiotensin II), which has been approved by the U.S. Food and Drug Administration as a vasoconstrictor to increase blood pressure in adults with septic or other distributive shock. Prior to his time at La Jolla, Dr. Galloway served as medical director for global clinical development at Rakuten Medical Inc. (f/k/a Aspyrian Therapeutics, Inc.) (“Rakuten”), a biotechnology company developing cell-targeting investigative immuno-oncology therapies, from December 2016 to July 2018 and as medical affairs director within Merck & Co., Inc.’s immunotherapy division from August 2015 to November 2016. Dr. Galloway received his doctor of medicine from the University of Texas Medical Branch at Galveston, completed his residency in emergency medicine at Carolinas Medical Center in Charlotte, NC, and received a B.A. in biology from the University of Texas at Austin. He is licensed to practice medicine in the State of Colorado and is a diplomate of the American Board of Emergency Medicine.

On October 19, 2020, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Galloway in connection with his appointment as Chief Medical Officer. Under the Employment Agreement, Dr. Galloway will receive an initial annual base salary of $375,000 and has an initial target bonus opportunity equal to 40% of his base salary, which will be pro-rated for calendar year 2020. Dr. Galloway’s annual salary is subject to increase at the discretion of the Company’s board of directors (the “Board”). In addition, in connection with Dr. Galloway’s appointment, the Compensation Committee of the Board approved the grant of non-qualified stock options to Dr. Galloway, who received options to purchase 200,000 shares of the Company’s common stock. The grant was made on October 19, 2020 and the exercise price per share for the shares underlying such stock options is $0.85, the closing price of Diffusion’s common stock on such date, as reported by NASDAQ. The grant was made as an inducement material to Dr. Galloway’s acceptance of employment with the Company, in accordance with NASDAQ Listing Rule 5635(c)(4). The options have a 10-year term and will vest on a monthly basis over the 36 months after the date of grant, subject to Dr. Galloway’s continuous employment with the Company through each applicable vesting date. In addition, the options are subject to acceleration or forfeiture upon the occurrence of certain events as set forth in the Employment Agreement and Dr. Galloway’s option agreement.

In the event that Dr. Galloway’s employment is terminated by the Company other than for Cause, death or Disability or upon his resignation for Good Reason (as such capitalized terms are defined in the Employment Agreement), Dr. Galloway will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of any bonus earned during the year of termination, continuation of base salary for nine months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a Change of Control (as defined in the Employment Agreement), then Dr. Galloway will be entitled to receive the same severance benefits as provided above except he will receive (a) a payment equal to 1.5 times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of nine months of base salary continuation and the bonus payments described above and (b) an amount equal to 18 times the monthly COBRA premium for Dr. Galloway and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) would be paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases). In addition, if Dr. Galloway’s employment is terminated by the Company without Cause or by Dr. Galloway for Good Reason, in either case, upon or within 24 months following a Change of Control, Dr. Galloway will be entitled to full vesting of all equity awards received by Dr. Galloway from the Company (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance).

In the event that Dr. Galloway’s employment is terminated due to his death or Disability, Dr. Galloway (or his estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

All severance or other separation benefits payable pursuant to the Employment Agreement are subject to the execution and non-revocation of a release of claims by Dr. Galloway or his estate, as applicable.

Dr. Galloway is also subject to certain restrictive covenants, including a non-competition, customer non-solicitation and employee and independent contractor non-solicitation and no hire (each applicable during employment and for 24 months thereafter, other than the non-competition covenant which shall apply for only 12 months thereafter), as well as confidentiality and non-disparagement restrictions (each applicable during employment and at all times thereafter).

Dr. Galloway will also be eligible to participate in the Company’s broad-based employee benefit plans, including the Company’s 2015 Equity Incentive Plan (as amended).

There are no arrangements or understandings between Dr. Galloway and any other persons pursuant to which Dr. Galloway was selected as the Chief Medical Officer. Dr. Galloway does not have any direct or indirect material interest in any transaction requiring the disclosure of the information required by Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement to which Dr. Galloway is a party or in which he participates that was entered into, or any grant or award to Dr. Galloway or modification thereto, under any such plan, contract or arrangement in connection with his appointment as Chief Medical Officer other than as described herein. There are also no family relationships between Dr. Galloway and any director or executive officer of the Company.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events

On October 19, 2020, the Company issued a press release announcing the appointment of Dr. Galloway as Chief Medical Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated as of October 19, 2020, by and between Diffusion Pharmaceuticals Inc. and Christopher D. Galloway.

99.1	Press Release, dated October 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2020	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ William Hornung
	Name:	William Hornung
	Title:	Chief Financial Officer